UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2006

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2411 Stanwell Drive
Concord, California 94520
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2006, Cerus Corporation (“Cerus”) entered into a Commercialization Transition Agreement (the “Agreement”) with certain subsidiaries of Baxter International Inc. (“Baxter”) pursuant to which Cerus has obtained exclusive worldwide commercial rights to market, distribute and sell the INTERCEPT Blood System for platelets and plasma, other than in certain Asian countries in which rights have previously been granted to BioOne Corporation. Cerus currently has exclusive worldwide commercial rights to market the INTERCEPT Blood System for red blood cells.

As part of the transfer of commercialization rights to Cerus, Baxter has agreed to supply at Cerus’ expense until December 31, 2006, certain transition services, including regulatory, technical and back-office support. Cerus agreed to purchase UVA illumination devices from Baxter and may purchase other finished goods and work in process from Baxter’s inventory for use with the platelet and plasma systems. Baxter has agreed to manufacture systems and components for the platelet and plasma systems on a cost-plus basis through December 31, 2008. Baxter has agreed to supply only very limited types of components for the prototype of the red blood cell system.

In return, Cerus is obligated to pay Baxter royalties on future INTERCEPT Blood System product sales at royalty rates that vary by product, with a rate of 10% of net sales for the platelet system, 3% for the plasma system and 5% for the red blood cells system.

In connection with the Agreement, Cerus will record gains in excess of $6.5 million, largely from disbursements made by Baxter to us from the escrow account established in the 2005 Restructuring Agreements (as defined below) allocated to support sales and marketing expenses in Europe through 2006. The majority of the disbursed funds must be spent on certain specified European activities associated with the commercialization of the INTERCEPT Blood System for platelets and plasma, and any such funds that remain unspent by the end of 2006 will be split evenly between Cerus and Baxter. Cerus will also repay a promissory note in the principal amount of $4.5 million, plus accrued interest, held by Baxter Capital Corporation, a subsidiary of Baxter, that was to mature in December 2006.

The Agreement amends and supersedes portions of the Restructuring Agreement, License Agreement, Manufacturing and Supply Agreement, Transition Services Agreement, and Trademark License Agreement (collectively, the “2005 Restructuring Agreements”) entered into between Cerus and Baxter in February 2005. The Agreement also terminates the prior Development Manufacturing and Marketing Agreement dated December 10, 1993, as amended, and the Development, Manufacturing and Marketing Agreement dated April 1, 1996, as amended, between the parties.

A copy of the joint press release issued by Cerus and Baxter, entitled “Cerus Obtains Exclusive Rights to INTERCEPT Blood System from Baxter,” announcing and briefly describing the agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 regarding the termination of the Development Manufacturing and Marketing Agreement dated December 10, 1993, as amended, and the Development, Manufacturing and Marketing Agreement dated April 1, 1996 between the parties, as amended

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release, dated February 13, 2006, entitled “Cerus Obtains Exclusive Rights to INTERCEPT Blood System from Baxter.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: February 13, 2006	By:	/s/ Howard G. Ervin
Howard G. Ervin
Vice President, Legal Affairs

EXHIBIT INDEX

Number	Description
99.1	Press Release, dated February 13, 2006, entitled “Cerus Obtains Exclusive Rights to INTERCEPT Blood System from Baxter.”